EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8, No.
          333-      ) pertaining to the Mafco Consolidated Group
          Inc. 1995 Stock Option Plan of Mafco Consolidated Group Inc. and to the incorporation by reference therein of our report dated February 9, 1996, with respect to the consolidated financial statements and schedules of Mafco Consolidated Group Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities Exchange Commission.

                                        ERNST & YOUNG LLP

          November 7, 1996
          New York, New York